Exhibit 10.11

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Service Agreement

This Service Agreement (the “Agreement”) is made and entered into by and between the following parties:

Party A: BGIN TECH PTE. LTD

Address: 6 EU TONG SEN STREET #10-08 THE CENTRAL SINGAPORE (059817)

and

Party B: Shenzhen atke tech limited

Address: 10368, Building 3, Xunmei Technology Plaza, No.8, Keyuan Road, Kejiyuan Community, Yuehai Street, Nanshan District, Shenzhen

The parties hereto are collectively referred to as the “Parties” and individually as a “Party.”

I. Service Matters

1.1 Service Content

Party B shall provide production operation and maintenance services to Party A, including but not limited to:

(1) Dispatching employees to the factory designated by Party A to provide on-site guidance at the request of Party A;

(2) Providing advisory opinions on production operation and maintenance projects to Party A at the request of Party A;

(3) Providing warehousing services for Party A in regions designated by Party A at the request of Party A;

(4) Other matters related to production operation and maintenance.

1.2 Service Term and Method:

1.2.1 During the validity period of this agreement, Party B shall provide guidance, consultation and other services related to production operation and maintenance as required by Party A. The service shall be deemed completed when Party A’s needs are met.

1.2.2 Party B shall issue a plan within 3 working days after receiving the request from Party A and negotiate with Party A to confirm the specific service content and method.

1.3 Service Fee: USD [***] per month.

II. Payment Method

The designated bank account for Party B to receive payments is as follows:

Name: [***]

Bank Account Number: [***]

Bank: [***]

Address: [***]

Tel: [***]

Ⅲ. Rights and Obligations of Party A

3.1. Party A shall have the right to require Party B to provide services on time, in accordance with the required quality and quantity as specified by Party A.

3.2. Party A shall have the right to know all details of Party B’s service process, including but not limited to progress, quality.

3.3. Party A shall pay the fees to Party B in accordance with the provisions of this agreement.

Ⅳ. Rights and Obligations of Party B

4.1. Party B shall ensure that the quality of production operation and maintenance services meets Party A’s standards.

4.2. For the relevant materials provided by Party A, Party B shall not disclose them to any third party in any manner without the written consent of Party A; otherwise, Party B shall bear all losses incurred by Party A.

V. Intellectual Property Rights and Confidentiality

5.1. Party B shall not infringe upon the intellectual property rights of any third party during the provision of services. Otherwise, Party B shall bear all responsibilities.

5.2. The business and technical secrets of each party known to the other party during the negotiation period and the validity period of this agreement, which need to be kept confidential by both parties, shall not be disclosed or made public to third parties during the negotiation period, the validity period, and after the termination of the agreement. This shall not become invalid due to the dissolution, termination, or revocation of the agreement.

5.3. The disclosure of confidential information by either party under the following circumstances shall not be deemed a violation of this agreement:

(1) The information is already publicly known at the time of disclosure;

(2) The information is disclosed pursuant to the prior written consent of the other party;

(3) One party discloses the information as required by government, judicial, or other departments with jurisdiction over it in the execution of official duties in accordance with laws and regulations, provided that the party first notifies the other party in writing of the exact nature of the trade secrets to be disclosed before the disclosure.

VI. Liability for Breach of Contract

If Party B fails to complete the work within one month after receiving the requirements from Party A, or any step fails to pass Party A’s approval, or Party B fails to fulfill the terms of this agreement, Party A may unilaterally terminate this agreement. At the same time, Party B shall pay 10% of the total agreement amount as liquidated damages. If the actual losses caused by Party B to Party A are greater than the aforementioned liquidated damages amount, Party B shall compensate Party A according to the actual losses.

VII. Force Majeure

7.1. In case of force majeure events such as natural disasters, floods, earthquakes, acute infectious diseases, strikes, wars, military operations (whether declared or not), terrorist incidents, changes in national laws and regulations, government actions (hereinafter referred to as “force majeure”) that are unforeseeable by both parties, and whose occurrence and consequences are unavoidable and insurmountable, resulting in the inability to perform the obligations under this agreement, the liability for breach of contract of the breaching party shall be exempted during the duration of the force majeure event.

7.2. The party unable to perform this agreement due to force majeure shall notify the other party of the force majeure event and the predicted impact within three working days from the date of occurrence of the force majeure event. In addition, after the force majeure event is eliminated, the party unable to perform this agreement due to force majeure shall resume performance of its obligations under this agreement as soon as possible. If a party is actually unable to perform or the actual performance has become meaningless due to force majeure, or if the force majeure event lasts for more than 90 days, either party may terminate this agreement by giving written notice to the other party without being liable for breach of contract.

VIII. Disputes and Controversies

8.1. In the event of any disputes arising during the performance of this Agreement, the two parties shall first seek to resolve them through friendly consultations. If the consultations fail, the two parties shall submit the disputes to the Singapore International Arbitration Centre (SIAC) for arbitration in accordance with the arbitration rules of the Singapore International Arbitration Centre. The place of arbitration shall be Singapore. The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

8.2. The formation, validity, performance, and interpretation of this Agreement, as well as the resolution of any disputes arising herefrom, shall be governed by and construed in accordance with the laws of Singapore.

IX. Miscellaneous

9.1. This Agreement shall come into effect after being signed by both parties. The service period shall commence from [***] and end on [***]. After the expiration of the validity period of this Agreement, if Party A still needs Party B to provide services, a new agreement shall be signed.

9.2. This Agreement is made in two copies, with each party holding one copy, and each copy shall have the same legal effect.

9.3. For matters not covered in this Agreement, the two parties shall negotiate separately and sign a supplementary agreement. The supplementary agreement shall have the same legal effect as this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date below.

Party A：BGIN TECH PTE. LTD.

(SEAL)

Date: 2025.9.1

Party B：深圳奥特康恩科技有限公司

(SEAL)

Date: 2025.9.1

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